Exhibit 10.3

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this "Amendment'') is made as of May 10, 2007 by and between Hard Rock Hotel Licensing, Inc., a Florida corporation ("Licensor"), and Premier Entertainment Biloxi LLC, a Delaware limited liability company ("Licensee").

RECITALS

WHEREAS, Licensor and Licensee are party to a certain License Agreement dated as of May 16, 2003, as amended by the.t certain letter agreement dated April 4, 2006 between Licensor and Licensee, and that certain letter agreement date February 23, 2007 between Licensor and Licensee (collectively the "License Agreement");

WHEREAS, the parties are desirous of amending the provisions of the License Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

Except as otherwise specifically provided herein, all initially capitalized terms used herein without definition shall have the respective meanings set forth in the License Agreement.

2.	AMENDMENT TO LICENSED MARKS

Attached as Exhibit A to this Amendment is a description of an additional Licensed Mark ("Additional Licensed Mark") that is hereby licensed to Licensee solely to use in branding, developing, operating and promoting a spa at the Hotel/Casino (the "Spa"). The Additional Licensed Mark shall be used in accordance with the Manuals and Systems applicable to the Hotel/Casino, Revenues from the Spa shall be included and shall be considered part of the Licensing Fee Revenues. The Additional Licensed Mark shall be considered part of the Licensed Marks under the License Agreement.

3.	GENERAL PROVISIONS

(a)          Effectiveness. Except as amended by this Amendment, the terms and provisions of the License Agreement shall remain unchanged and are in all other respects ratified and confirmed and remain in full force and effect. On or after the effective date hereof, each reference in the License Agreement to "Agreement" or to "hereof" or words of like import, and each reference in any associated agreement, instrument or document to the "License Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the License Agreement as amended hereby.

(b)          Construction. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. Words of any gender or number herein shall include any other gender or number where the context so requires. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same instrument.

(c)          Expenses. Each party shall be responsible for its own expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, legal and auditing expenses.

(d)          Entire Agreement. This Amendment, and any agreements executed concurrently herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior agreements or understandings between the parties, whether oral or written.

(e)          Fair Construction. This Amendment shall be construed without regard to which party initiated the drafting process or proposed or drafted particular language.

(f)          Third Parties. Except as otherwise expressly provided herein, nothing in this Amendment is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

HARD ROCK HOTEL LICENSING, INC.

By:	/s/ Jay Wolszczak
Name:
Title:

PREMIER ENTERTAINMENT BILOXI LLC

By:	/s/ Joe Billhimer
Name:	Joe Billhimer
Title:	President/CEO

Exhibit A

Mark	App. No.	App. Date	Reg. No.	Reg. Date	Goods/Services	Renewals
ROCK SPA	78/699,321	04/24/1990		*	Hygienic and beauty care services.